UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

In re ALLIED CAPITAL CORPORATION SECURITIES LITIGATION.	02 Civ. 3812 (GEL) OPINION AND ORDER
Marc A. Perrone, Stull, Stull & Brody, New York, NY (Jules Brody and Aaron Brody, Stull, Stull & Brody; S. Gene Cauley, J. Allen Cauley, and Deborah Sallings, Cauley Geller Bowman & Coates LLP, Little Rock, AR; David Kessler and Michael K. Yarnoff, Bala Cynwyd, PA; on the brief), for Plaintiffs.

Charles E. Davidow, Wilmer, Cutler & Pikering, Washington, DC (Christopher Davies and David J. Aveni, on the brief), for Defendants Allied Capital Corporation, William L. Walton, and Penni F. Roll.

GERARD E. LYNCH, District Judge:

      This securities class action was brought by persons who purchased common stock of Allied Capital Corporation (“Allied”) between November 14, 2001, and May 16, 2002 (the “Class Period”), against Allied and two members of its senior management. The Consolidated Amended Class Action Complaint (“Complaint” or “Compl.”) alleges that defendants violated section 10(b) of the Securities and Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 promulgated thereunder, and section 20(a) of the Exchange Act. Defendants move to dismiss pursuant to Rules 12(b)(6) and 9(b) of the Federal Rules of Civil Procedure and the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4(b) (“PSLRA”), for the reasons stated below, the motion is granted.

BACKGROUND

      Allied is a Business Development Company (“BDC”) that invests in roughly 130 public and private companies through debt, equity, and mezzanine financial instruments. (Defs. Mem. at 1.) During the Class Period, defendant William Walton served as its Chief Executive Officer and defendant Penni Roll was its Chief Financial Officer. (Compl. ¶ 3.) Allied in turn issues securities to the public, which trade at prices determined in the marketplace by buyers and sellers of the stock, just as with any other publicly traded company. (Defs. Mem. at 1.)

      As an investment company, Allied is regulated by the Investment Company Act of 1940, 15 U.S.C. §80a-1 et seq., which requires it to disclose the identity, cost basis, and updated carrying value of its investments in its quarterly filings with the SEC. (Pl. Mem. at 2; Defs. Mem. at 1.) The Act provides that BDCs must value their investments at market value, if market quotations are available, and if no market for the securities exists, at “fair value as determined in good faith by the board of directors.” 15 U.S.C. §80a-2(a)(41)(A). Since many of Allied’s investments are composed of illiquid securities for which no market exists, and which Allied does not intend to trade in the near future, it must use the “fair value” method of valuation with many of its holdings.

      There is no one authoritative method of determining fair value, since valuing securities for which no current market exists involves the exercise of judgment, and is inherently imprecise. The SEC has provided some guidance to BDCs, in the form of Accounting Series Release 118 (“ASR 118”), which explicates the SEC’s interpretation of the Act’s fair value requirement: “No single standard for determining ‘fair value’...can be laid down, since fair value depends upon the circumstances of each individual case. As a general principle, the fair value of restricted securities [is] the amount which the owner might reasonably expect to receive for them upon their current sale.” SEC Release No. AS-118, 1970 WL 5621, at *4 (Dec. 30, 1970). Allied values its illiquid securities pursuant to written valuation policies tailored to the type of security at issue, which it discloses each quarter in its Form 10-Q, and again in its annual Form 10-K. (See, e.g., Davies Decl. Ex. 2 at 22.) Allied also describes its overall policy in general terms in each filing:

The Company’s investments are generally subject to restrictions on resale and generally have no established trading market. The Company values its securities at fair value as determined in good faith by the Company’s Board of Directors in accordance with the Company’s valuation policy. The Company determines fair value to be the amount for which the investment could be exchanged in an orderly disposition over a reasonable period of time between willing parties other than in a forced or liquidation sale...The Company’s valuation policy considers the fact that privately negotiated securities increase in value over a long period of time, that the Company does not intend to trade the securities, and that no ready market exists.

(Davies Decl. Ex. 1 at 8-9.) Allied goes on to briefly describe its valuation policy with respect to different types of securities; for instance,
“[e]quity interests in portfolio companies for which there is no liquid public market are valued based on various factors, including cash flow from operations and other pertinent factors such as recent offers to purchase a portfolio company’s securities or other liquidation events. The determined values are generally discounted to account for liquidity issues and minority control positions.” (Id. Ex. 2 at 22-23.)

      Plaintiffs contend that Allied’s stated valuation policy contravenes ASR 118 and generally accepted accounting principles (“GAAP”),1 because it fails adequately to account for changes in companies’ circumstances and market conditions that can affect the value of their debt

[1]	GAAP prescribes that in determining the fair value of investments, companies must currently recognize unrealized gains and losses. (Compl. ¶ 62.)

or equity, and consequently does not value investments at their current sale value. (Compl.¶¶ 52-56.) Plaintiffs allege that Allied’s flawed valuation policy caused it to overvalue its investments in nine companies, and to materially misstate these values on its Third Quarter 2001 From 10-Q (id. ¶ 27), its 2001 Annual Report (Form 10-K) (id. ¶ 30), its April 2002 Prospectus and Prospectus Supplement (Id. ¶¶ 37-38), and its First Quarter 2002 Form 10-Q (Id. ¶ 40.). All of these filings were signed by either Walton or Roll. (Compl. ¶¶ 15-16.) According to plaintiffs, the values that Allied assigned to its investments in the nine companies were “unrealistically and misleadingly high.” (Id. ¶ 41(a).) For instance, Allied valued its investment in BLX at five times net worth (id. ¶ 41(b)(1)); it valued its investment in NETtel at 40% of cost, even though NETtel had filed for bankruptcy (id. ¶ 41(b)(3)); and it continued to place value on debt securities held in Schwinn, even though Schwinn had filed for bankruptcy (id. ¶ 41(b)(5)).

     On May 16, 2002, the last day of the Class Period, David Einhorn, a hedge fund manager, publicly questioned Allied’s accounting practices, stating that Allied was carrying its investment in Velocita, Inc., at par value, even though Cisco Systems had recently devalued its position in Velocita; and that Allied should have written down its investment in The Loewen Group more substantially than it had, since Loewen’s stock had recently been delisted from the OTC Bulletin Board. (Id. ¶ 5.) On that day, Allied’s stock price fell from $25.99 to $23.20. (Id.) The share price recovered quickly, however, increasing to $24.00 on May 17, and rebounding to $25.30 by June 10, even as the market as a whole was declining. (Defs. Mem. at 19 n.20; The New York Times, Company Research: Allied Cap Corp. New, available at http://marketwatch.nytimes.com (April 14, 2003).)

      On May 17, 2002, plaintiffs filed the first of these consolidated actions, alleging that defendants made materially misleading statements in their financial filings, and are therefore liable for primary violations of §10(b) of the Securities Exchange Act of 1934 and Rule 10b-5, as well as control person violations of §20(a) of the Exchange Act.

DISCUSSION

      On a motion to dismiss under Fed. R. Civ. P. 12(b)(6), the Court must accept “as true the facts alleged in the complaint,” Jackson Nat’l Life Ins. Co. v. Merrill Lynch & Co., Inc., 32 F.3d 697, 699-700 (2d Cir. 1994), and may grant the motion only if “it appears beyond doubt that the plaintiff can prove no set of facts in support of his claim which would entitle him to relief.” Thomas v. City of New York, 143 F.3d 31, 36 (2d Cir. 1998) (citations omitted); see also Bernheim v. Litt, 79 F.3d 318, 321 (2d Cir. 1996) (stating that when adjudicating motion to dismiss under Fed. R. Civ. P. 12(b)(6), the “issue is not whether a plaintiff will ultimately prevail but whether the claimant is entitled to offer evidence to support the claims” (internal quotation marks and citations omitted)). When deciding such a motion, the Court may consider documents attached to the complaint as exhibits or incorporated in it by reference. Brass v. American Film Techs., Inc., 987 F.2d 142, 150 (2d Cir. 1993). In addition to facts alleged in the complaint, the Court may take judicial notice of public disclosure documents filed with the SEC, Kramer v. Time Warner Inc., 937 F.2d 767, 774 (2d Cir. 1991), as well as “well-publicized stock prices,” Ganino v. Citizens Utils. Co., 228 F.3d 154, 167 n.8 (2d Cir. 2000). All reasonable inferences are to be drawn in the plaintiffs’ favor, which often makes it “difficult to resolve [certain questions] as a matter of law.” In re Independent Energy Holdings PLC, 154 F. Supp. 2d 741, 748 (S.D.N.Y. 2001).

I.     Section 10(b) Claims

      A.     Legal Standard

      Section 10(b) protects investors by making it unlawful “[t]o use or employ, in connection with the purchase or sale of any security. . ., any manipulative or deceptive device or contrivance in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.” 15 U.S.C. § 78j(b). Pursuant to Rule 10b-5, it is unlawful “to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.” 17 C.F.R. § 240.10b-5.

      In order to prevail on their claims under section 10(b), plaintiffs must plead that defendants, “in connection with the purchase or sale of securities, made a materially false statement or omitted a material fact, with scienter, and that the plaintiff[s’] reliance on the defendant’s action caused injury to the plaintiff[s].” Ganino, 228 F.3d at 161 (emphasis added). These claims are subject to the heightened pleading requirements of Rule 9(b) that “[i]n all averments of fraud or mistake, the circumstances constituting fraud or mistake shall be stated with particularity.” Fed. R. Civ. P. 9(b).

      B.     Fraud

      Plaintiffs allege that defendants used a valuation policy that violated GAAP and ASR 118, which resulted in their overstating the value of Allied’s investments in nine companies on several of Allied’s financial statements. (Pls. Mem. at 3-4.) Alleging violations of GAAP or other accounting irregularities is not in itself sufficient to state a claim for fraud, without alleging that the accounting practices involved, or resulted in, the dissemination of false information to the public. Novak v. Kasaks, 216 F.3d 300, 309 (2d Cir. 2000). Thus, in order to adequately plead that defendants made a materially false statement or omitted a material fact, plaintiffs must “(1) specify the statements that the plaintiff contends were fraudulent, (2) identify the speaker, (3) state where and when the statements were made, and (4) explain why the statements were fraudulent.” Stevelman v. Alias Research, Inc., 174 F.3d 79, 84 (2d Cir. 1999) (internal citations omitted); Quantum Overseas, N.V. v. Touche Ross & Co., 663 F. Supp. 658, 667 (S.D.N.Y. 1987). Since Allied’s accounting policies were publicly disclosed in some detail in each of its SEC filings, the basis of plaintiffs’ theory of fraud must be either that the stated policies led to hidden overvaluations of specific investments, or that Allied did not adhere to its publicly stated policies. Because plaintiffs have not alleged sufficient facts as to either theory, they have failed to plead that defendants made fraudulent or misleading statements.

First, plaintiffs have not sufficiently pled that Allied’s valuation policies resulted in its overvaluing some of its investments. The Complaint simply states plaintiffs’ opinion that various valuations were inappropriate, and sometimes a brief reason for that opinion, but fails to allege what plaintiffs contend was the true valuation, or to plead specific facts indicating that Allied’s values were incorrect, or how Allied’s accounting policy caused any overstatement. For example, the allegation that “Allied was valuing its BLX investment at over five times its tangible worth, while comparable companies like DVI and BIT are valued at only one time book value” (Compl. ¶ 31(b)(1)), does not assert any reason to believe that five times tangible worth was an inappropriate valuation for BLX, or why the valuations of DVI and BIT are relevant or comparable, or what value a more suitable valuation methodology would have produced, or what that suitable valuation methodology would be.

      The allegations with respect to other investments are similarly vague: while plaintiffs claim that Allied should have assigned its investment in Velocita a lower value because Cisco Systems had done so with its investment (id. ¶ 31(b)(9)), they do not explain how the two investments were comparable, or what facts would lead to the conclusion that Cisco’s valuation was the correct one. That some other company reached a different valuation provides no reason to believe that its valuation was correct and Allied’s wrong. Even when plaintiffs provide a reason that an investment’s value should have been reduced, such as the company’s bankruptcy, they do not explain why that factor should have been accorded significance, or allege that Allied’s policy did not take that factor into account. (See, e.g., id. ¶ 31(b)(5)). Therefore, the Complaint establishes nothing more than that the plaintiffs disagree with some of Allied’s investment valuations — but given the difficulty of valuing illiquid securities, and the multitude of factors that may appropriately be taken into account, alleging disagreement with some of Allied’s valuations does not equate to alleging fraud. Grandon v. Merrill Lynch & Co., Inc., 147 F.3d 184, 193-94 (2d Cir. 1998) (“A plaintiff’s conclusory allegation that markups are excessive is similar to a barroom generality; it is insufficient to state a securities fraud claim.”). There is simply no basis on which to infer that Allied’s valuation of its investments was in fact incorrect or inflated, and thus no basis to infer that Allied’s accounting policies resulted in fraudulent overvaluation. See San Leandro Emer. Medical Group Profit Sharing Plan v. Philip Morris Cos., Inc., 75 F.3d 801, 813 (2d Cir. 1996) (affirming dismissal of complaint because it failed to allege facts supporting plaintiffs’ claim that defendant made false statements).

      Even if plaintiffs had pleaded sufficient facts to support an inference that Allied may have overvalued some of its investments, plaintiffs have not alleged the extent of any such overvaluation. In order to plead fraud with particularity, plaintiffs must state by how much Allied overvalued the investments, both to give defendants notice of the circumstances of the alleged fraud and to allow the Court to assess the magnitude and materiality of the fraud. Quantum Overseas, 663 F. Supp. at 667. This failure alone is a sufficient basis on which to dismiss the Complaint. Decker v. Massey-Ferguson, Ltd., 534 F. Supp. 873, 880-81 (S.D.N.Y. 1981).

     Second, plaintiffs do not allege that Allied followed different valuation policies than those that it described in its public filings, or that Allied concealed any relevant information about the companies in which it invested. Cf. Novak 216 F.3d at 304 (noting that plaintiff’s claim that defendant had not adhered to its stated accounting practices was sufficient to allege fraud). Since Allied’s actual valuation policies were public, as was all adverse information about the companies in which Allied had invested, plaintiffs have not alleged that Allied concealed any facts from its investors. Thus, plaintiffs simply have not alleged facts supporting any theory of fraud.

     C.  Materiality

     Plaintiffs also have not adequately pleaded that the alleged misstatements were material. Information is material “if there is a substantial likelihood that the disclosure of the omitted fact would have been viewed by the reasonable investor as having significantly altered the total mix of information made available.” Acito v. Imcera Group, Inc., 47 F.3d 47, 52 (2d Cir. 1995) (internal quotation marks and citation omitted). While the determination as to whether misstatements are material is a mixed question of law and fact that should ordinarily be left to the jury, “[t]he question of materiality may be decided as a matter of law on a motion to dismiss if the alleged omission is so obviously unimportant to a reasonable investor that reasonable minds could not differ on the question of [its] importance.” Geiger v. Solomon-Page Group, Ltd., 933 F. Supp. 1180, 1184 (S.D.N.Y. 1996)(internal quotation marks and citations omitted); see also Press v. Chemical Investment Services Corp., 166 F.3d 529, 538-39 (2d Cir. 1999).

      Because plaintiffs have not alleged the amounts by which Allied allegedly overvalued the questioned investments, plaintiffs have not pleaded any facts that would permit a rational jury to conclude that a reasonable investor would have viewed the overvaluation as significant. Plaintiffs allege that Allied misstated the value of its investments in nine holdings (Compl. ¶ 27), which had a total carrying value of approximately $237 million, out of Allied’s total investments of $2.3 billion (Defs. Mem. at 4). Plaintiffs do not allege that these securities, whose total value was just over 10% of the Allied portfolio, were worthless, nor do they give any indication of the extent to which they were allegedly overvalued. Allied fully disclosed that it determined the value of each investment using accounting that attempted to take into account various market factors, as well as the illiquidity of the securities — a process that any reasonable investor would understand was somewhat subjective, involved judgment calls, and, given the lack of a market, would not yield exact, verifiable results. In light of these disclosures, no reasonable investor could consider the fact that a small proportion of Allied’s holdings might have valuations that were debatable (which is all that the Complaint alleges) to be material.

      For such valuation policies to be the basis of a fraud claim, plaintiffs must allege the magnitude of the overstatements, or at least facts from which it could be inferred that the extent of the overstatements was material, because without such allegations, no rational juror could infer that the reasonable investor would have viewed the overstatements as anything but part of the inherent risk involved in investing in companies whose assets cannot be valued exactly. Thus, plaintiffs have not pled facts from which a reasonable juror could conclude that the alleged overstatements would have “assumed actual significance in the deliberations of the reasonable [investor].” Press, 166 F.3d at 539 (quoting TSC Industries, Inc. v. Northway, Inc., 426 U.S. 438, 449 (1976)) (dismissing complaint for failure to plead sufficient facts as to materiality).

     Plaintiffs’ sole argument that it has alleged a basis for a finding of materiality is the fact that Allied’s share price dropped by 10% following Einhorn’s comments about its valuation methods. Plaintiffs claim that this market reaction indicates that investors actually considered the information important, and that this establishes that the misrepresentations were material. (Pls. Mem. at 17.) While a precipitous drop in share price can be evidence of materiality, see, e.g., Manavazian v. Atec Group, Inc., 160 F. Supp. 2d 468, 483-84 (E.D.N.Y. 2001), here Allied’s stock price fell only by slightly less than 10% (approximately $2.00), began to recover the next day, and within a week had risen by $1.01 to $24.21, outperforming the market. The New York Times, Company Research: Allied Cap Corp. New, available at http://marketwatch.nytimes.com (April 14, 2003). By early June, the share price had risen to within a few cents of its May 15 closing price of $25.99. Id. Viewing the stock price’s movement as a whole, even if Einhorn’s comments temporarily swayed investors, they hardly caused the stock to plummet. Cf. Manazavian, 160 F. Supp. 2d at 474-75 (noting that defendant’s share price fell by 50% after corrective announcement).

     In addition, the stock price’s recovery, in the face of a general decline in the market, negates any inference of materiality, because it indicates that investors quickly determined that the “new” information was not material to their investment decisions. Finally, given the number and variety of market variables, plaintiffs would be hard-pressed to establish materiality based on the stock price’s movement alone, since any number of factors unrelated to the alleged overstatements could have contributed to the decline in price on May 16, including the fact that a prominent hedge fund manager was questioning the stock’s value, regardless of the truth of his allegations. See Ganino, 228 F.3d at 167. The fleeting dip in Allied’s share price thus does not provide a plausible basis on which a reasonable jury could conclude that investors actually considered the alleged overstatements material.

     Plaintiffs have failed to plead adequately that defendants made material misstatements or fraudulently concealed material information. Since these failures are sufficient grounds on which to dismiss plaintiffs’ section 10(b) claims, it is not necessary to reach defendants’ other arguments for dismissal.

II. Section 20(a) Claims

     Section 20(a) provides for control person liability for underlying securities law violations.

The relevant provision states that:

[e]very person who, directly or indirectly, controls any person liable under any provision of this chapter or of any rule or regulation thereunder shall also be liable jointly and severally with and to the same extent as such controlled person to any person to whom such controlled person is liable, unless the controlling person acted in good faith and did not directly or indirectly induce the act or acts constituting the violation or cause of action.

15 U.S.C. § 78t(a). Thus, plaintiffs must show (1) a primary, securities law violation by the controlled person; (2) control over the primary violator by the targeted defendant; and (3) culpable participation in some meaningful sense by the controlling person in the fraud. Burstyn v. Worldwide Xceed Group, Inc., No. 01 Civ. 1125 (GEL), 2002 WL 31191741, at *7 (S.D.N.Y.

Sept. 30, 2002) (internal quotation marks omitted). Because, as discussed above, plaintiffs have failed to plead adequately a primary violation of section 10(b), their section 20(a) claims must be dismissed as well. Shields v. Citytrust Bancorp, Inc., 25 F.3d 1124, 1132 (2d Cir. 1994).

CONCLUSION

      Defendants’ motion to dismiss the Complaint is granted.

SO ORDERED.

Dated:	New York, New York April 21, 2003

/s/ GERARD E. LYNCH

GERARD E. LYNCH
United States District Judge

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